UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        August 27, 2007 (August 27, 2007)

                           U.S. PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                    1-11151               76-0364866
         ---------------            ---------------        ---------------
 (State or other jurisdiction of (Commission File Number) (I.R.S. Employer
  incorporation or organization)                          Identification No.)


1300 West Sam Houston Parkway South, Suite 300, Houston, Texas          77042
---------------------------------------------------------------       ----------
    (Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (713) 297-7000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

     Effective August 27, 2007, U. S. Physical Therapy, Inc. (the "Company") entered into a commitment for a $30,000,000 revolving credit agreement (the "Credit Agreement") with Bank of America, N.A. as administrative agent, swing line lender and line of credit issuer. The Credit Agreement can be increased to $50,000,000 subject to certain terms and conditions. The Credit Agreement has a four year term, is unsecured and includes standard financial covenants. Proceeds from the Credit Agreement may be used to finance acquisitions, working capital, capital expenditures and for other corporate purposes. Interest expense on borrowings is based on a pricing grid tied to the Company's overall financial leverage with the applicable spread over LIBOR ranging from .5% to 1.5%. There are fees under the Credit Agreement including a closing fee of .25% and an unused commitment fee ranging from .1% to .35% depending on financial leverage and the amount of funds outstanding under the agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 above.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                U.S.  PHYSICAL THERAPY, INC.



Dated: August 27, 2007                       By:  /s/ LAWRANCE W. MCAFEE
                                                ------------------------
                                                Lawrance  W. McAfee
                                                Chief Financial Officer
                                                (duly  authorized  officer and
                                                principal financial and
                                                accounting officer)